Exhibit 99.1
Contact:    Suann Guthrie
VP, Investor Relations, Sustainability & Communications
(469) 214-8202; Suann.Guthrie@darlingii.com
FOR IMMEDIATE RELEASE
May 10, 2022

Darling Ingredients Inc. Delivers Record Global Ingredients Financial Results in First Quarter 2022

First Quarter 2022
•Net income of $188.1 million, or $1.14 per GAAP diluted share
•Net Sales of $1.37 billion
•Combined adjusted EBITDA of $330.7 million
•Global ingredients business EBITDA of $244.1 million
•Repurchased $17.2 million of stock

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $188.1 million, or $1.14 per diluted share for first quarter 2022, compared to net income of $151.8 million, or $0.90 per diluted share, for first quarter 2021. The company also reported net sales of $1.37 billion for the first quarter of 2022, as compared with net sales of $1.0 billion for the same period a year ago.

“Our global ingredients business had a record quarter, earning $244.1 million in EBITDA, driven by strong raw material volumes across the globe, robust finished products prices, including record high fat prices, and growing demand for green energy,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Adding $86.6 million in EBITDA from Diamond Green Diesel, Darling Ingredients earned $330.7 million in combined adjusted EBITDA for the first quarter of 2022. We kicked off the year with a very strong first quarter and carry tremendous momentum for the rest of the year.”

Darling Ingredients forecasts full year 2022 combined adjusted EBITDA at $1.55-$1.6 billion. The global ingredients business is estimated to exceed $1 billion in EBITDA. Diamond Green Diesel is estimated to produce 750 million gallons of renewable diesel at $1.25 per gallon EBITDA, bringing Darling Ingredients’ share of EBITDA for DGD to $468.8 million.

First quarter capital expenditures totaled approximately $71.6 million. The company also repurchased approximately $17.2 million of stock in the first quarter of 2022. As of April 2, 2022, Darling had $99.5 million in cash and cash equivalents, and $1.1 billion available under its committed revolving credit agreement. Total debt outstanding as of April 2, 2022 was $1.7 billion. The leverage ratio as measured by the company’s bank covenant was 1.69 as of April 2, 2022. On May 2, 2022, the company completed its acquisition of Valley Proteins. The company used borrowings under its senior credit facility to fund the acquisition.

Combined adjusted EBITDA was $330.7 million for the first quarter 2022, compared to $284.8 million for the same period in 2021.

News Release May 10, 2022 Page 2

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended April 2, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$879,438	$354,814	$132,082	$—	$1,366,334
Cost of sales and operating expenses	645,523	270,312	104,742	—	1,020,577
Gross margin	233,915	84,502	27,340	—	345,757

Gain on sale of assets	(341)	(9)	(39)	—	(389)
Selling, general and administrative expenses	56,209	26,844	3,920	15,059	102,032
Acquisition and integration costs	—	—	—	3,773	3,773
Depreciation and amortization	54,350	15,450	6,674	2,772	79,246
Equity in net income of Diamond Green Diesel	—	—	71,804	—	71,804
Segment operating income/(loss)	$123,697	$42,217	$88,589	$(21,604)	$232,899
Equity in net income of other unconsolidated subsidiaries	1,360	—	—	—	1,360
Segment income/(loss)	$125,057	$42,217	$88,589	$(21,604)	$234,259

Segment EBITDA	$178,047	$57,667	$23,459	$(15,059)	$244,114
DGD adjusted EBITDA (Darling's Share)	—	—	86,560	—	86,560
Combined adjusted EBITDA	$178,047	$57,667	$110,019	$(15,059)	$330,674

Three Months Ended April 3, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$651,444	$298,065	$97,207	$—	$1,046,716
Cost of sales and operating expenses	474,581	226,413	71,790	—	772,784
Gross margin	176,863	71,652	25,417	—	273,932

Loss/(gain) on sale of assets	(139)	55	20	—	(64)
Selling, general and administrative expenses	52,620	25,191	4,867	14,720	97,398
Restructure and impairment charges	—	—	778	—	778
Depreciation and amortization	54,609	14,883	6,155	2,887	78,534
Equity in net income of Diamond Green Diesel	—	—	102,225	—	102,225
Segment operating income/(loss)	$69,773	$31,523	$115,822	$(17,607)	$199,511
Equity in net income of other unconsolidated subsidiaries	612	—	—	—	612
Segment income/(loss)	$70,385	$31,523	$115,822	$(17,607)	$200,123

Segment EBITDA	$124,382	$46,406	$20,530	$(14,720)	$176,598
DGD adjusted EBITDA (Darling's Share)	—	—	108,200	—	108,200
Combined adjusted EBITDA	$124,382	$46,406	$128,730	$(14,720)	$284,798

News Release May 10, 2022 Page 3

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
April 2, 2022 and January 1, 2022
(thousands)

	April 2, 2022	January 1, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$99,460	$68,906
Restricted cash	100	166
Accounts receivable, net	517,783	469,092
Inventories	491,694	457,465
Prepaid expenses	60,562	53,711
Income taxes refundable	25,047	1,075
Other current assets	64,387	38,599
Total current assets	1,259,033	1,089,014

Property, plant and equipment, net	1,867,880	1,840,080
Intangible assets, net	409,627	397,801
Goodwill	1,236,524	1,219,116
Investment in unconsolidated subsidiaries	1,563,840	1,349,247
Operating lease right-of-use assets	165,128	155,464
Other assets	97,709	66,795
Deferred income taxes	15,875	16,211
	$6,615,616	$6,133,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$35,337	$24,407
Accounts payable, principally trade	351,253	307,118
Income taxes payable	25,117	32,310
Current operating lease liabilities	41,649	38,168
Accrued expenses	360,058	350,681
Total current liabilities	813,414	752,684
Long-term debt, net of current portion	1,677,925	1,438,974
Long-term operating lease liabilities	125,242	120,314
Other non-current liabilities	109,647	111,029
Deferred income taxes	393,738	362,942
Total liabilities	3,119,966	2,785,943
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,734	1,717
Additional paid-in capital	1,637,930	1,627,816
Treasury stock, at cost	(438,906)	(374,721)
Accumulated other comprehensive loss	(311,369)	(321,690)
Retained earnings	2,535,891	2,347,838
Total Darling's stockholders' equity	3,425,280	3,280,960
Noncontrolling interests	70,370	66,825
Total Stockholders' equity	3,495,650	3,347,785
	$6,615,616	$6,133,728

News Release May 10, 2022 Page 4

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Months Ended April 2, 2022 and April 3, 2021
(in thousands, except per share data)

	Three Months Ended
	(unaudited)		$ Change
	April 2,	April 3,	Favorable
	2022	2021	(Unfavorable)
Net sales	$1,366,334	$1,046,716	$319,618
Costs and expenses:
Cost of sales and operating expenses	1,020,577	772,784	(247,793)
Gain on sale of assets	(389)	(64)	325
Selling, general and administrative expenses	102,032	97,398	(4,634)
Restructuring and asset impairment charges	—	778	778
Acquisition and integration costs	3,773	—	(3,773)
Depreciation and amortization	79,246	78,534	(712)
Total costs and expenses	1,205,239	949,430	(255,809)
Equity in net income of Diamond Green Diesel	71,804	102,225	(30,421)
Operating income	232,899	199,511	33,388
Other expense:
Interest expense	(15,603)	(16,428)	825
Foreign currency loss	(1,100)	(410)	(690)
Other expense, net	(742)	(1,159)	417
Total other expense	(17,445)	(17,997)	552
Equity in net income of other unconsolidated subsidiaries	1,360	612	748
Income from operations before income taxes	216,814	182,126	34,688
Income tax expense	26,083	28,708	2,625
Net income	190,731	153,418	37,313
Net income attributable to noncontrolling interests	(2,678)	(1,652)	(1,026)
Net income attributable to Darling	$188,053	$151,766	$36,287

Basic income per share:	$1.17	$0.93	$0.24
Diluted income per share:	$1.14	$0.90	$0.24

Number of diluted common shares:	164,601	167,749

News Release May 10, 2022 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Periods Ended April 2, 2022 and April 3, 2021
(in thousands)

	(Unaudited)
	April 2,	April 3,
Cash flows from operating activities:	2022	2021
Net income	$190,731	$153,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,246	78,534
Gain on sale of assets	(389)	(64)
Asset impairment	—	138
Deferred taxes	23,826	11,809
Decrease in long-term pension liability	(269)	(448)
Stock-based compensation expense	6,323	8,415
Write-off deferred loan costs	—	598
Deferred loan cost amortization	1,131	1,040
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(73,164)	(102,837)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	—	57
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(41,317)	10,721
Income taxes refundable/payable	(31,224)	(760)
Inventories and prepaid expenses	(42,891)	(27,188)
Accounts payable and accrued expenses	58,964	(13,462)
Other	(18,775)	18,834
Net cash provided by operating activities	152,192	138,805
Cash flows from investing activities:
Capital expenditures	(71,618)	(60,751)
Acquisition, net of cash acquired	(59,003)	(340)
Investment in Diamond Green Diesel	(164,750)	—
Investment in other unconsolidated subsidiaries	—	(4,449)
Gross proceeds from disposal of property, plant and equipment and other assets	974	1,629
Payments related to routes and other intangibles	(100)	(347)
Net cash used in investing activities	(294,497)	(64,258)
Cash flows from financing activities:
Proceeds from long-term debt	9,657	9,262
Payments on long-term debt	(12,128)	(60,444)
Borrowings from revolving credit facility	369,902	111,000
Payments on revolving credit facility	(134,000)	(97,000)
Net cash overdraft financing	9,830	499
Deferred loan costs	(1,810)	—
Issuance of common stock	—	50
Repurchase of common stock	(17,189)	—
Minimum withholding taxes paid on stock awards	(43,351)	(42,268)
Distributions to noncontrolling interests	—	(2,143)
Net cash provided/(used) in financing activities	180,911	(81,044)
Effect of exchange rate changes on cash flows	(8,118)	(3,847)
Net increase/(decrease) in cash, cash equivalents and restricted cash	30,488	(10,344)
Cash, cash equivalents and restricted cash at beginning of period	69,072	81,720
Cash, cash equivalents and restricted cash at end of period	$99,560	$71,376

News Release May 10, 2022 Page 6

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
March 31, 2022 and December 31, 2021
(in thousands)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets:
Total current assets	$950,802	$686,294
Property, plant and equipment, net	2,934,686	2,710,747
Other assets	59,196	51,514
Total assets	$3,944,684	$3,448,555

Liabilities and members' equity:
Total current portion of long term debt	$165,356	$165,092
Total other current liabilities	367,478	295,860
Total long term debt	340,591	344,309
Total other long term liabilities	17,328	17,531
Total members' equity	3,053,931	2,625,763
Total liabilities and members' equity	$3,944,684	$3,448,555

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Months ended March 31, 2022 and March 31, 2021
(in thousands)

	Three Months Ended
	(unaudited)		$ Change
	March 31,	March 31,	Favorable
	2022	2021	(Unfavorable)
Revenues:
Operating revenues	$980,692	$431,633	$549,059
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	807,572	215,234	(592,338)
Depreciation, amortization and accretion expense	26,492	11,687	(14,805)
Total costs and expenses	834,064	226,921	(607,143)
Operating income	146,628	204,712	(58,084)
Other income (expense)	(11)	58	(69)
Interest and debt expense, net	(3,009)	(320)	(2,689)
Net income	$143,608	$204,450	$(60,842)

News Release May 10, 2022 Page 7

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA to Foreign Currency
For the Three-Months ended April 2, 2022 and April 3, 2021 (unaudited)

	Three Months Ended
Adjusted EBITDA	April 2,		April 3,
(U.S. dollars in thousands)	2022		2021

Net income attributable to Darling	$188,053		$151,766
Depreciation and amortization	79,246		78,534
Interest expense	15,603		16,428
Income tax expense	26,083		28,708
Restructuring and asset impairment charges	—		778
Acquisition and integration costs	3,773		—
Foreign currency loss	1,100		410
Other expense, net	742		1,159
Equity in net income of Diamond Green Diesel	(71,804)		(102,225)
Equity in net income of other unconsolidated subsidiaries	(1,360)		(612)
Net income attributable to other noncontrolling interests	2,678		1,652
Adjusted EBITDA (Non-GAAP)	$244,114		$176,598
Foreign currency exchange impact	7,227	(1)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$251,341		$176,598

DGD Joint Venture Adjusted EBITDA (Darling's Share)	$86,560		$108,200
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$330,674		$284,798

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended April 2, 2022 of €1.00:USD$1.12 and CAD$1.00:USD$0.79 as compared to the average rate for the three months ended April 3, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.79, respectively.

News Release May 10, 2022 Page 8

About Darling
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates 250 plants in 17 countries and repurposes nearly 10% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2022 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Wednesday, May 11, 2022. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593 and ask to be joined to the Darling Ingredients Inc. call. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through May 18, 2022, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 8161187. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at April 2, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

News Release May 10, 2022 Page 9

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “forecast,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; failure to close on strategic acquisitions, such as FASA; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially

News Release May 10, 2022 Page 10

from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}